UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 2, 2003

CONCUR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No.:  0-25137

Delaware	91-1608052
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

6222 185th Avenue NE, Redmond, Washington	98052
(Address of principal executive offices)	(Zip Code)

(425) 702-8808

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

On July 2, 2003, Concur Technologies, Inc. (“Concur”) dismissed Ernst & Young LLP (“EY”) as its independent auditors and on July 8, 2003 retained Deloitte & Touche LLP (“Deloitte”) as its new independent auditors. Concur’s Audit Committee approved this replacement of Concur’s independent auditors.

EY prepared a report on Concur’s financial statements for each of the fiscal years ended September 30, 2002 and 2001, and such reports did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During Concur’s two most recent fiscal years and the subsequent interim period through July 2, 2003, there were no disagreements between Concur and EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement in connection with its reports on Concur’s financial statements.

Concur has provided EY with a copy of the foregoing disclosures. EY’s letter, dated July 9, 2003, stating whether it agrees with the statements made by Concur in this Form 8-K, is attached as Exhibit 16.1 to this Form 8-K.

During Concur’s two most recent fiscal years, and the subsequent interim period through July 7, 2003, Concur did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
16.1	Letter addressed to the Securities and Exchange Commission, dated July 9, 2003, from Ernst & Young LLP regarding the statements made by the Registrant in Item 4 of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 9, 2003

CONCUR TECHNOLOGIES, INC.

By	/s/ JOHN F. ADAIR
John F. Adair, Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter addressed to the Securities and Exchange Commission, dated July 9, 2003, from Ernst & Young LLP regarding the statements made by the Registrant in Item 4 of this report.